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                                                                   Exhibit 10.24

SILICON VALLEY BANK

                           AMENDMENT TO LOAN DOCUMENTS

BORROWER: ISILON SYSTEMS, INC., A DELAWARE CORPORATION
ADDRESS:  220 W. MERCER STREET, SUITE 501
          SEATTLE, WASHINGTON 98119

DATE:     JUNE 29, 2005

      THIS AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is entered into between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054, and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

      Silicon and Borrower agree to amend the Loan and Security Agreement between them, dated as of June 24, 2004 (as amended, restated, supplemented, and otherwise modified from time to time, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

      1. MODIFICATION OF BORROWING BASE. The portion of Section 1 of the Schedule to Loan Agreement that currently reads:

            As used herein, the term "Borrowing Base" means, as of any date of determination, the sum of (a) and (b) below:

                  (a) 80% (the "Eligible Accounts Advance Rate" and also an "Advance Rate") of (1) the net amount of Borrower's Eligible Accounts (as defined in Section 8 above); plus (2) without duplication of any amounts in (1), the net amount of Borrower's Eligible Foreign Accounts (as defined in Section 8 above), provided that Revolving Loans based on Eligible Foreign Accounts shall under no circumstances exceed the lesser of $700,000 or the Foreign Accounts/ Inventory Maximum Amount (as defined below), plus

                  (b) an amount not to exceed the lowest of:

                        (1) 100% (the "Eligible Inventory Advance Rate" and also an "Advance Rate") of the value of Borrower's Eligible Inventory (as defined in
Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis, or

                        (2) $250,000, or

                        (3) Foreign Accounts/Inventory Maximum Amount.

                  As used herein, the term "FOREIGN ACCOUNTS/INVENTORY MAXIMUM AMOUNT" that the aggregate amount of inventory loans (that is, those Loans based on Eligible Inventory)

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together with those loans based Eligible Foreign Accounts shall not exceed an amount equal to 25% of the Borrower's Accounts.

      , hereby is amended and restated in its entirety to read as follows:

            As used herein, the term "Borrowing Base" means, as of any date of determination, the sum of clauses (a), (b), and (c) below:

                  (a) 80% (the "Eligible Accounts Advance Rate" and also an "Advance Rate") of (1) the net amount of Borrower's Eligible Accounts (as defined in Section 8 above); plus (2) without duplication of any amounts in (1), the net amount of Borrower's Eligible Foreign Accounts (as defined in Section 8 above); provided that Revolving Loans based on Eligible Foreign Accounts shall under no circumstances exceed the lesser of $700,000 or the amount that would violate the Foreign Accounts/Inventory Maximum Amount Condition (as defined below);

                  plus

                  (b) an amount not to exceed the lowest of:

                        (1) 100% (the "Eligible Inventory Advance Rate" and also an "Advance Rate") of the value of Borrower's Eligible Inventory (as defined in
Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis; or

                        (2) $250,000;

                        provided that Revolving Loans based on Eligible Inventory shall under no circumstances exceed the amount that would violate the Foreign Accounts/Inventory Maximum Amount Condition;

                  plus

                  (c) an amount not to exceed, as of such date of determination, the then aggregate amount of Silicon Valley Bank Amendment to Loan Documents Borrower's unrestricted cash that is on deposit with Silicon and is unencumbered (except for Silicon's security interests therein and control thereof).

                  As used herein, the term "Foreign Accounts/Inventory Maximum Amount Condition" means that, as of any date of determination, the aggregate amount of Revolving Loans based on Eligible Inventory, together with Revolving Loans based Eligible Foreign Accounts, shall not exceed an amount equal to 25% of the Borrower's Accounts.

      2. ADDITION OF NEW COVENANT RELATIVE TO "DOWNSTREAMING" FUNDS TO SUBSIDIARIES. Section 8(8) of the Schedule to Loan Agreement, which currently reads:

                  (8) [INTENTIONALLY OMITTED].

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      , hereby is amended and restated in its entirety to read as follows:

                  (8) DOWNSTREAMING OF FUNDS TO SUBSIDIARIES. Anything herein (including Section 5.5(vii) of the Loan Agreement) to the contrary notwithstanding, Borrower shall not transfer funds (whether in the form of loans, equity capital contributions, or otherwise) or other assets to any one or more of Borrower's subsidiaries, except that Borrower may transfer up to $500,000 cash (in the aggregate for all such subsidiaries) in each fiscal quarter of Borrower.

      3. ADDITION OF NEW REPORTING REQUIREMENT. Item #8 of Section 6 of the Schedule to Loan Agreement, which currently reads:

                  8. [intentionally omitted]

      , hereby is amended and restated in its entirety to read as follows:

                  8. Quarterly unaudited financial statements, on a consolidating and consolidated basis, as soon as available and in any event within 30 days after the end of each fiscal quarter.

      4. FEE. In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon a fee of $2,000.00 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower's loan account.

      5. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

      [remainder of page intentionally left blank; signature page follows]

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      6. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                                   SILICON:

ISILON SYSTEMS, INC.                        SILICON VALLEY BANK

By /s/ Steve Goldman                        By /s/ Patrick McCarthy
   ---------------------------------------     ---------------------------------
     President or Vice President            Title Sr. Vice President

By /s/ illegible
   ---------------------------------------
     Secretary or Assistant Secretary

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